EXHIBIT 10.12(a)

Minerals Technologies Inc.
Stock Option Agreement

This stock option agreement (the “Agreement”) is made as of the Grant Date (defined below) by and between Minerals Technologies Inc., a Delaware corporation (the “Company”), and the employee (the “Optionee”) named in the stock option grant notice provided to the Optionee (the “Notice”) and pursuant to the Company’s 2015 Stock Award and Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan.
1. Grant of Option. This Agreement evidences the grant to the Optionee of the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, the number of shares of Company stock (“Shares”) set forth on the Notice, subject to the Optionee’s acceptance of the grant as described below.  The Option is granted to the Optionee on the date set forth in the Notice (the “Grant Date”).  The purchase price of the Shares subject to the Option (the “Option Price”) shall be as set forth on the Notice. The Option is intended to be a non-qualified stock option, and as such is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.  No Optionee shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until the issuance of the Shares.  The Option is subject to the Plan, the terms of which are incorporated herein by reference and supersede any contrary provisions of this Agreement.
This Option grant is contingent on the Optionee’s acceptance of the terms of the grant in the manner and time frame required by the Company.  If the Optionee does not affirmatively accept the grant in the required manner and time frame, the Option will be automatically and fully forfeited without further action by the Company.
2. Vesting of the Option.  Except as otherwise provided herein, the Option shall vest and become exercisable as to one-third of the total number of shares available for purchase pursuant to the Option on each of the first three anniversaries of the date on which the Option was granted (each a "Vesting Date").  Upon the Optionee’s termination of employment for any reason before the Option is fully vested, including voluntary or involuntary termination of employment, death, Disability (defined below), or Retirement (defined below), the unvested portion of the Option shall be forfeited and cancelled.  Notwithstanding the foregoing, if the Optionee engages in certain Forfeiture Events defined in the Plan (generally, competition, violation of confidentiality, and failure to cooperate with the Company), the Option shall be cancelled and forfeited and prior gains subject to repayment as provided in the Plan.  In addition, if the Optionee violates the terms of a written agreement with the Company or its affiliates or engages in conduct the Company reasonably determines to be detrimental to the Company or its affiliates, the Option shall be immediately cancelled and forfeited upon such determination by the Company.  Further notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of a Change in Control as defined in the Plan, the Option shall be subject to the vesting and exercise period specified in the Plan.
3. Period of Exercise.  The Optionee may exercise all or any part of the vested portion of the Option at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”).  Notwithstanding the foregoing, if the Optionee’s employment terminates prior to the Expiration Date, the vested portion of the Option (if any) shall remain exercisable for the period set forth below.
(a)
Termination for Any Reason Other than Death, Disability, or Retirement.  If the Optionee’s employment with the Company and its affiliates terminates for any reason other than death, Disability (defined below), or Retirement (as defined below), the vested portion of the Option shall cease to be exercisable 30 days after the date of termination; provided, that in its sole discretion the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, prior to the Optionee’s date of termination, permit the Option to be exercised for a period ending on the earlier of (i) one year following the date of termination or (ii) the Expiration Date.  For purposes of this Agreement, “Disability” or “Disabled” means a bodily injury or disease or mental infirmity for which an employee receives disability benefits as approved by the disability administrator under the Company’s long-term disability plan, and “Retirement” means termination of employment at a time when the Optionee’s years of service plus age equals at least 65. For this purpose, years of service will be determined based upon the Company’s human resources system of record at the time of the Optionee’s termination of employment.

(b)
Death.  Upon the Optionee’s death, the Option shall pass to the Optionee’s estate, and the legal representative of such estate shall have the rights and obligations specified in this Agreement.  In the event of the Optionee’s death at a time when the Optionee is eligible for Retirement, the Optionee’s legal representative may exercise the vested portion of the Option for a period ending on the Expiration Date.  In the event of the Optionee’s death at a time when the Optionee is not eligible for Retirement, the Optionee’s legal representative may exercise the vested portion of the Option for a period ending on the earlier of (i) one year following the date of death or (ii) the Expiration Date.  In such cases, references to the Optionee in this Agreement shall mean the Optionee’s legal representative to the extent necessary and appropriate for the operation of the Agreement.

(c)
Disability.  If the Optionee becomes Disabled, the Optionee may exercise the vested portion of the Option for a period ending on the earlier of (A) one year following the date of Disability or (B) the Expiration Date.

(d)
Retirement. If the Optionee’s employment with the Company and its affiliates terminates due to the Optionee’s Retirement, the Optionee may exercise the vested portion of the Option for a period ending on the Expiration Date.

4. Method of Exercise.
(a)
Notice.  The vested portion of an Option may be exercised by delivering to the administrator appointed by the Company a notice of intent to so exercise in the manner specified by such administrator.  Such notice shall specify the number of Shares for which the Option is being exercised and shall make provision for the payment of the Option Price.

(b)
Payment of Option Price.  Payment of the aggregate Option Price shall be paid to the Company in cash or its equivalent (e.g., a check) or, in the sole discretion of the Committee or its delegate and subject to such limitations, holding periods, and other restrictions as the Committee or its delegate may establish, (i) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased; (ii) if there is a public market for the Shares at such time, (A) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale or (B) using a net share settlement procedure or through the withholding of Shares subject to the Option, in each case, with a value equal to the aggregate Option Price for the Shares purchased; (iii) any other form of consideration approved by the Committee or its delegate and permitted by applicable law; and (iv) any combination of the foregoing.

5. Right of Company to Terminate Employment. Nothing contained in the Plan or this Agreement shall confer on any Optionee any right to continue in the employ of the Company or any of its affiliates, and the Company and any such affiliate shall have the right to terminate the employment of the Optionee at any such time, with or without notice, for any lawful reason or no reason, notwithstanding the fact that some or all of the Options covered by this Agreement may be forfeited as a result of such termination of employment. The granting of the Option under this Agreement shall not confer on the Optionee any right to any future Awards under the Plan.
6. Transferability. Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate.
7. Withholding.  The Optionee shall be required to pay to the Company and, unless the Optionee elects to pay the Company separately in cash, the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to an Optionee the amount (in cash, Shares, other securities, other stock awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary to satisfy all obligations for the payment of such taxes.
8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.
9. Modifications and Amendments. The terms and provisions of this Agreement and the Notice may be modified or amended as provided in the Plan.
10. Waivers and Consents. Except as provided in the Plan, the terms and provisions of this Agreement and the Notice may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement or the Notice, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
11. Incentive Compensation Repayments. The Optionee agrees that this Option and any gain from exercise of the Option shall be subject to the forfeiture and repayment requirements of the Company’s Policy for Recoupment of Incentive Compensation, as in effect from time to time (“Recoupment Policy”) and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).  The Optionee further agrees that this Agreement may be amended to the extent required by the Recoupment Policy or under the Dodd-Frank Act to provide for such forfeiture and repayment.
12. Entire Agreement. Except as specifically stated herein, this Agreement, together with the Notice and the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.